EXHIBIT 10.3

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of November 22, 2022, by and between COSTAS, INC., a Nevada corporation (the “Company”), and WORLD AMBER CORPORATION, also a Nevada corporation (the “Investor”). Capitalized terms used herein and not otherwise defined herein are defined in Section 1 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Two Million Five Hundred Thousand Dollars ($2,500,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means, initially, Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d) “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(e) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

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(f) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(g) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(j) “Maturity Date” means the first day of the month immediately following the Twenty-Four (24) month anniversary of the Commencement Date.

(k) “New Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(l) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(m) “Principal Market” means the OTCQB operated by OTC Markets Group, Inc. (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, NYSE American, the NYSE Arca, the OTC Pink or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

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(n) “Prospectus” means the prospectus included in the Registration Statement, as supplemented by any prospectus supplement, including the documents and information incorporated by reference therein.

(o) “Purchase” means any Regular Purchase made hereunder.

(p) “Purchase Amount” means, with respect to any Regular Purchase, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(q) “Purchase Notice” means a notice delivered to the Investor pursuant to Section 2 with respect to any Regular Purchase.

(r) “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.

(s) “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(t) “Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time on such Business Day, a valid Purchase Notice for such Regular Purchase in accordance with this Agreement; provided that any Business Day that is twenty (20) days or less before the filing of any post-effective amendment to the Registration Statement or New Registration Statement, and until the effective date of any such post-effective amendment to the Registration Statement or New Registration Statement shall not be a Regular Purchase Date.

(u) “Regular Purchase Share Limit” the Regular Purchase Share Limit shall equal the maximum number of Purchase Shares which would enable the Company to deliver to the Investor a Purchase Notice for a Purchase Amount equal to, or as closely approximating, but without exceeding, One Hundred and Four Thousand Dollars ($104,000); and unless excluded herein, such number of Purchase Shares and price per share to be adjusted following any reorganization, recapitalization, non-cash dividend, stock split, reverse stock, split or other similar transaction effected with respect to the Common Stock.

(v) “Sale Price” means any sale price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(w) “SEC” means the U.S. Securities and Exchange Commission.

(x) “Securities” means, collectively, the Purchase Shares.

(y) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(z) “Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

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(aa) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(bb) “Transfer Agent” means Nevada Agency and Transfer Company, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(cc) “VWAP” means in respect of an applicable Purchase Date, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Marketor by another reputable source such as Bloomberg, L.P.

2. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the obligation, to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Purchases of Common Stock. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”), the Company shall direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time on any Regular Purchase Date, to purchase up to the Regular Purchase Share Limit (each such purchase, a “Regular Purchase”) at the price of $0.30 per Purchase Share (the “Purchase Price”). The Company shall deliver a Regular Purchase Notice to the Investor as every 30 days from the Commencement Date to the Maturity Date.

(b) Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase, as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. Within one (1) Business Day after completion of each Purchase Date for a Purchase, the Investor will provide to the Company a written confirmation of such Purchase setting forth the applicable Purchase Share Amount. For each Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such purchase as full payment for such Purchase Shares via wire transfer of immediately available funds no later than the second Business Day following the date that the Investor receives the Purchase Shares for such Purchase. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares with respect to any Purchase within two (2) Business Days following the receipt by the Company of the Purchase Price for any Purchase therefor in compliance with this Section 2(b), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of Purchase Shares in anticipation of receiving Purchase Shares from the Company with respect to such Purchase, then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

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(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than twenty-four (24) hours) confirm orally or in writing to the Investor the amount of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(d) Excess Share Limitations. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice. If any issuance of Purchase Shares would result in the issuance of a fraction of a share of Common Stock, the Company shall round down such fraction of a share of Common Stock to the nearest whole share and no fractional shares will be issued.

(e) Adjustments for Shares and Prices. Except as specifically stated otherwise, all share-related and dollar-related limitations contained in this Section 2, shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction effected with respect to the Common Stock. Notwithstanding the foregoing, no adjustments shall be made as a result a stock split, reverse stock split or other similar transaction effected with respect to the Common Stock for a period of six months from the effective date of the Registration Statement.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

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(c) Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d) Investment Purpose. The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(e) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(f) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h) Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(i) Residency. The Investor’s principal place of business is in the State of New York.

(j) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Companyand each of its Subsidiaries is an entity is duly incorporated and each of its Subsidiaries is an entity, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective articles of incorporation or bylaws except as would not be expected to result in a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth in the OTC Documents.

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors or a validly authorized committee thereof (collectively, the “Board of Directors”) and no further consent or authorization is required by the Company, its Board of Directors or any committee thereof, or its stockholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has adopted all applicable resolutions (the “Signing Resolutions”) substantially in the form agreed to by the Investor to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of the Signing Resolutions adopted by the Board of Directors. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors and/or stockholders is necessary under applicable laws and the Company’s Articles of Incorporation in effect on the date hereof (the “Articles of Incorporation”) and/or the Company’s Bylaws in effect on the date hereof (the “Bylaws”) to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Purchase Shares.

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(c) Capitalization. As of the date hereof, the authorized and issued capital stock of the Company is set forth in the OTC Documents (as defined below). Except as disclosed in the OTC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Articles of Incorporation and Bylaws, and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, which are not otherwise disclosed in the Registration Statement, any SEC Document or filed as an exhibit thereto.

(d) Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Securities shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 8,333,334 shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any of its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the OTC Documents, for one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market. Except as disclosed in the OTC Documents, for one year prior to the date hereof, the Principal Market has not commenced any delisting proceedings against the Company.

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(f) OTC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the OTC Markets for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “OTC Documents”). None of the OTC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the OTC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Absence of Certain Changes. Except as disclosed in the OTC Documents, since December 31, 2021, there has been no change that would constitute a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h) Absence of Litigation. Except as disclosed in the OTC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

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(i) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise.

(k) Intellectual Property Rights. Except as disclosed in the OTC Documents, the Companyand its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are not, and to the knowledge of the Company, no other party is in breach of any license agreement related to the intellectual property rights of the Company or its Subsidiaries. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding brought against, or to the Company’s knowledge, being threatened against, the Company or any of its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

(l) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(m) Title. The Company and its Subsidiaries have good and marketable title in all real and personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and Liens that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and the Subsidiaries are the absolute legal and beneficial owners of and have good and marketable title to all of the material assets of the Company and the Subsidiaries, including all prospecting, exploration, development, ingress, egress, access and surface rights, mining and mineral rights, concessions, claims, licenses, permits, consents, approvals, authorizations, participant interests and other conventional property and proprietary interests and rights in respect of mining operations in the jurisdiction in which such properties are located, in respect of the ore bodies and minerals located on such properties in which the Company or its Subsidiaries have a valid, subsisting and enforceable interest to explore for and exploit the minerals relating thereto (“Mining Rights”). The Mining Rights grant the Company or its Subsidiaries the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or its Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or its Subsidiary. Any real property and facilities held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries or would not reasonably be expected, individually in or the aggregate, to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, including, without limitation, all permits, certificates and approvals required for the exploration, development and eventual or actual operation of its mining operations and real property interests including environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit except such notices that would not reasonably be expected to have a Material Adverse Effect.

(o) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Companyand each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(p) Transactions With Affiliates. Except as disclosed in the OTC Documents, to the Company’s knowledge, none of the Company’s stockholders covered by Item 403(a) of Regulation S-K, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

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(q) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the OTC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(r) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(t) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(u) Investment Company. The Company is not, and immediately after giving effect to the sale of the Purchase Shares in accordance with this Agreement and the application of the proceeds as described in the Registration Statement under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Regulatory. During the 12-month period immediately preceding the date hereof, except as described in the OTC Documents, the Company and each of its Subsidiaries: (A) was and at all times has been in material compliance with all applicable U.S. and foreign statutes, rules, or regulations applicable to Company and its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) have not received any material written notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any federal, state, or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such material Authorizations are valid and in full force and effect and, to the Company’s knowledge, are not in violation of any term of any such material Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or material Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

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(w) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event

5. COVENANTS.

(a) Filing of Registration Statement. The Company shall file with the SEC within ninety (90) days of the date hereof, a new registration statement (the “Registration Statement”) covering the resale of the Securities in accordance with the terms of the Registration Rights Agreement. The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Registration Statement at least two (2) Business Days prior to the filing of each with the SEC, and the Company shall not file the the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Registration Statement within one (1) Business Day from the date the Investor receives it from the Company.

(b) Blue Sky. The Company shall take all such action, necessary in order to obtain an exemption for or to register or qualify (i) the issuance and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use best efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use best efforts to maintain the listing or quotation of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

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(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e) Due Diligence; Non-Public Information. During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this Section 5(e) shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes, based on the advice of external counsel, it has received information that constitutes material, non-public information, the Company shall have at least twenty-four (24) hours to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, or any of itsSubsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

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(f) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(g) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(h) Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(i) Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Investor in accordance with the terms of the Transaction Documents.

(j) No Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

(k) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, disclosure that is part of any press release, SEC filing or any other public disclosure by or on behalf of the Company that identifies the Investor, describes its purchases hereunder or summarizes any aspect of the Transaction Documents or the transactions contemplated thereby, not less than twenty-four (24) hours prior to the issuance, filing or public disclosure thereof; provided that (i) the Company shall not be required to provide to the Investor any SEC filing or any other public disclosure that solely discloses the aggregate number of shares sold to Lincoln Park and the amounts paid by Lincoln Park for such shares and (ii) the Company shall not be required to provide to the Investor any disclosures that are materially similar to those previously reviewed by the Investor. The Investor must be provided with a substantially final version of any such disclosure that relates to the Investor, at least twenty-four (24) hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

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(l) Right of First Refusal. Except as otherwise expressly permitted in this Agreement, for period of twenty-fours months from the date of this Agreement:

(i) The Company shall not sell any equity interest in the Company (including convertible debt) or incur any debt obligations (with the exception of debt provided by Tier 1 lending institutions) unless the Company (“Offeror”) first offers by notice in writing (the “RFR Offer”) to the Investor the prior right to purchase, receive or otherwise acquire the equity interest or fund such proposed debt transaction;

(ii) the RFR Offer must set forth:

• the terms and conditions of the proposed transaction; and

• that the RFR Offer is open for acceptance for a period of 14 days(the “Acceptance Period”) after receipt of such RFR Offer by the Investor and request that the Investor state in writing whether it is willing to purchase any of the equity interests or fund any of the proposed debt, as applicable and, if so, the maximum number it is willing to purchase/fund.

6. TRANSFER AGENT INSTRUCTIONS.

(a) On the Commencement Date, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, (i) irrevocable instructions in the form substantially similar to those used by the Investor in substantially similar transactions (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Securities in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after the Commencement Date to the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement referred to in this Section 6(a) will be given by the Company to the Transfer Agent with respect to the Purchase Shares covered by the Registration Statement from and after Commencement, and the Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(a) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such shares of Common Stock containing the Restrictive Legend from the Investor at the purchase price paid for such shares of Common Stock.

7. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

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(b) The Registration Statement covering the resale of all of the Purchase Shares as required pursuant to the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC;

(c) The Common Stock shall be listed or designated for quotation on the Principal Market, and all Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(d) The Purchase Shares shall have had a Closing Sale Price at or above $0.50 for a period of fourteen trading days prior to the delivery of a Purchase Notice; and

(e) The representations and warranties of the Investor shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time.

8. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Investor shall have received the opinions and the negative assurances letter of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed to prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel;

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct in all material respects without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(d) The Board of Directors of the Company shall have adopted the Signing Resolutions, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

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(e) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock solely for the purpose of effecting purchases of Purchase Shares hereunder, 8,333,334 shares of Common Stock;

(f) The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

(g) The Company shall have delivered to the Investor a certified copy of the Articles of Incorporation and a certificate evidencing the incorporation and good standing of the Company in the State of Nevada, each issued by the Secretary of State of the State of Nevada, as well as a certificate evidencing the authorization to do business in each state where the Company is required to be authorized to do business, as of a date within ten (10) Business Days of the Commencement Date;

(h) The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(i) The Registration Statement covering the resale of the Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than two (2) Business Days after the effective date of the Registration Statement, a final prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. When filed, such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(j) The Purchase Shares shall have had a Closing Sale Price at or above $0.50 for a period of fourteen trading days prior to the delivery of a Purchase Notice;

(k) No Event of Default (as defined below) has occurred, and no event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default has occurred;

(l) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(m) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and

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(n) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators.

9. INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 8(n) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment of under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Indemnitee shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Indemnitee. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

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10. EVENTS OF DEFAULT.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an “Event of Default” has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice, and the Investor shall not purchase any shares of Common Stock under this Agreement. An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or any Prospectus is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Securities to be issued to the Investor under the Transaction Documents, and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes the Registration Statement with a New Registration Statement, including (without limitation) when the Registration Statement is effectively replaced with a New Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been sold to the Investor are included in the superseding (or new) registration statement);

(b) the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from the OTCQB operated by the OTC Markets Group, Inc; provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Arca, the NYSE American, the OTC Pinks or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within one (1) Business Day after the applicable Regular Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a “Custodian”) of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

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(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

(i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

11. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) In the event that the Commencement shall not have occurred on or before __________, 2023, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(e) or Section 8(c), as applicable, could not then be satisfied.

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall be effective one (1) Business Day after it has been received by the Investor.

(d) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e) If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(f) At any time after the Commencement Date the VWAP of the Purchase Shares shall have been below $0.35 for a period of thirty days.

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Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Investor contained in Sections 3 and 4hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 5, 6, 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Regular Purchases, and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. The Investor acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Costas, Inc.

424 E Central Blvd,

Suite 308

Orlando, FL 32801

Telephone: (407) 789-1923

E-mail: james.brooks@standarddentallabs.com

Attention: James Brooks

If to the Investor:

World Amber Corporation

211 Richmond Street

Brooklyn, NY 11208

Telephone:

E-mail: yohananaharon1951@gmail.com

Attention: Yahanan Aharon

If to the Transfer Agent:

Transfer Online

512 SE Salmon St.

Portland, OR 97214

Telephone: +1 (503) 227-2950

Fax: +1 (503) 227-6874

E-mail: info@trasnferonline.com

Attention: Kieran O’Day

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or at such other address, email and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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(l) Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, as incurred, in addition to all other amounts due hereunder.

(m) Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

COSTAS, INC.

By:	/s/ James Brooks
Name:	James Brooks
Title:	President

INVESTOR:

WORLD AMBER CORPORATION

By:	/s/ Yohanan Aharon
Name:	Yohanan Aharon
Title:	CEO

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EXHIBITS

Exhibit A	Form of Officer’s Certificate

Exhibit B	Form of Secretary’s Certificate

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EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(c) of that certain Purchase Agreement dated as of November 22, 2022, (“Purchase Agreement”), by and between COSTAS, INC., a Nevada corporation (the “Company”), and WORLD AMBER CORPORATION (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, James D. Brooks, President of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the President of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct in all material respects as of such date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date, to the extent not otherwise waived.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company currently have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is currently financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name as of the date first written above.

/s/ James D. Brooks
Name: James D. Brooks
Title: President, CEO

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The undersigned as Secretary of COSTAS, INC., a Nevada corporation, hereby certifies that James D. Brooks is the duly elected, appointed, qualified and acting President of COSTAS, INC., and that the signature appearing above is his genuine signature.

/s/ James D. Brooks
Name: James D. Brooks
Title: Secretary

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EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(h) of that certain Purchase Agreement dated as of November 22, 2022 (“Purchase Agreement”), by and between COSTAS, INC., a Nevada corporation (the “Company”) and WORLD AMBER CORPORATION (the “Investor”), pursuant to which the Company may sell to the Investor up to Two Million Five Hundred Thousand Dollars ($2,500,000) of the Company’s Common Stock, $0.001 par value (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, James D. Brooks, Secretary of the Company, hereby certifies, on behalf of the Company and not in her individual capacity, as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bylaws (“Bylaws”) and Articles of Incorporation (“Charter”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on November 22, 2022, in accordance with the Nevada Business Corporation Act. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name as of the date first written above.

/s/ James D. Brooks
Name: James D. Brooks
Title: Secretary

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The undersigned as Treasurer of COSTAS, INC., a Nevada corporation, hereby certifies that James D. Brooks is the duly elected, appointed, qualified and acting Secretary of COSTAS, INC., and that the signature appearing above is her genuine signature.

/s/ James D. Brooks
Name: James D. Brooks
Title: Treasurer

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